Exhibit 5.1

June 20, 2025

SL Green Realty Corp.
One Vanderbilt Avenue
New York, New York  10017

Re:	SL Green Realty Corp., a Maryland corporation (the "Company") – Registration Statement on Form S-8 pertaining to an additional 2,400,000 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company to be issued subsequent to the date hereof under the Company's Sixth Amended and Restated 2005 Stock Option and Incentive Plan (the "Plan")

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company pursuant to the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about the date hereof, and any amendments thereto (the "Registration Statement"). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for purposes of this opinion, we have examined the following documents (hereinafter collectively referred to as the "Documents"):

(i)            the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on June 10, 1997, Articles Supplementary filed with the Department on May 14, 1998, Articles Supplementary filed with the Department on March 20, 2000, Articles Supplementary filed with the Department on December 10, 2003, Articles Supplementary filed with the Department on May 20, 2004, Articles Supplementary filed with the Department on July 13, 2004, Articles of Amendment and Restatement filed with the Department on May 30, 2007, a Certificate of Correction filed with the Department on May 11, 2009, two Articles Supplementary both filed with the Department on September 16, 2009, Articles Supplementary filed with the Department on January 19, 2010, two Articles Supplementary both filed with the Department on August 9, 2012, Articles of Restatement filed with the Department on July 11, 2014, Articles of Amendment filed with the Department on July 13, 2017, two (2) Articles of Amendment filed with the Department on January 15, 2021 and two (2) Articles of Amendment filed with the Department on January 20, 2022;

(ii)           the Second Amended and Restated Bylaws of the Company adopted on or about December 12, 2007, Amendment #1 to the Second Amended and Restated Bylaws of the Company adopted on March 11, 2009, Amendment #2 to the Second Amended and Restated Bylaws of the Company adopted on September 14, 2009, Amendment #3 to the Second Amended and Restated Bylaws of the Company adopted on December 12, 2012, the Third Amended and Restated Bylaws of the Company adopted on June 11, 2014, the Fourth Amended and Restated Bylaws of the Company adopted on March 23, 2016, the Fifth Amended and Restated Bylaws of the Company adopted on December 21, 2018 and the First Amendment to Fifth Amended and Restated Bylaws of the Company adopted on May 11, 2020 (collectively, the "Bylaws");

BALLARD SPAHR LLP

SL Green Realty Corp.

June 20, 2025

(iii)          resolutions adopted by the Board of Directors of the Company (the "Board of Directors") on or as of April 17, 2025 with respect to the Plan (the "Directors' Resolutions");

(iv)          the Plan;

(v)           a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(vi)          the Registration Statement, in substantially the form to be filed with the Commission pursuant to the Act;

(vii)         a Certificate of Officer of the Company, dated as of a recent date, executed by Andrew S. Levine, Executive Vice President and Secretary of the Company (the "Officer's Certificate"), to the effect that, among other things, the Charter, the Bylaws and the Directors' Resolutions are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officer's Certificate, and certifying as to the manner of adoption or approval of the Directors' Resolutions and the approval of the Plan by the requisite vote of the stockholders of the Company at the annual meeting of stockholders held on June 3, 2025; and

(viii)        such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)           each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)           each natural person executing any of the Documents is legally competent to do so;

(c)           any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

SL Green Realty Corp.

June 20, 2025

(d)           all certificates submitted to us, including but not limited to the Officer's Certificate, are true and correct, both when made and as of the date hereof;

(e)           none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL;

(f)            none of the Shares will be issued or transferred in violation of the provisions of Article VI of the Charter captioned "Restriction on Transfer, Acquisition and Redemption of Shares"; and

(g)           upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.            The Shares are available for issuance pursuant to the Plan, and if, as and when the Shares are issued subsequent to the date hereof either as awards of restricted stock or upon the exercise of options or in respect of stock appreciation rights, phantom shares or dividend equivalent rights, or in respect of other equity-based awards, in each case pursuant to due authorization by the Board of Directors or a properly appointed committee thereof to which the Board of Directors has delegated the requisite power and authority, in exchange for the consideration therefor, all in accordance with, and subject to, the terms and conditions of the Plan and the awards of restricted stock, options, stock appreciation rights, phantom shares, dividend equivalent rights or other equity-based awards relating to such Shares, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

SL Green Realty Corp.

June 20, 2025

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP